Uncapped Market Participation Securities with Partial Protection Linked to the Dow Jones Industrial AverageSM
Filed Pursuant to Rule 433
Registration No. 333-158385
October 8, 2009
FREE WRITING PROSPECTUS
(To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
and Product Supplement dated April 9, 2009)

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. This debt is not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program. All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Uncapped Market Participation Securities with Partial Protection.  The securities offered hereby will have the terms described in this free writing prospectus and the accompanying product supplement, prospectus supplement and prospectus. If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should be willing to forgo interest and dividend payments during the term of the securities and, if the reference return is negative, lose up to 90% of your principal.
This free writing prospectus relates to an offering of securities. The purchaser of a security will acquire a senior unsecured debt security linked to the Dow Jones Industrial AverageSM as described below. Although the offering relates to the Dow Jones Industrial AverageSM, you should not construe that fact as a recommendation as to the merits of acquiring an investment in any security comprising the Dow Jones Industrial AverageSM or as to the suitability of an investment in the related securities. The following key terms relate to the offering of securities:
Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per security.
Reference Asset:	Dow Jones Industrial AverageSM (the “Reference Asset”) (Bloomberg Ticker: INDU)
Trade Date:	October 23, 2009
Pricing Date:	October 23, 2009
Original Issue Date:	October 28, 2009
Final Valuation Date:	October 23, 2013. The Final Valuation Date is subject to adjustment as described under “Specific Terms of the Notes — Market Disruption Events” in the accompanying product supplement.
Maturity Date:
3 business days after the Final Valuation Date, which is expected to be October 28, 2013.  The maturity date is subject to adjustment as described under “Specific Terms of the Notes — Market Disruption Events” in the accompanying product supplement.

Upside Participation Rate:	100% to 110% (the actual Upside Participation Rate will be determined on the Pricing Date).
Buffer Value:	-10%
Payment at Maturity:	On the maturity date, for each security, we will pay you the Final Settlement Value.
Final Settlement Value:
If the Reference Return is greater than zero, you will receive a cash payment on the maturity date, per $1,000 principal amount of securities, calculated as follows:
$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 principal amount of securities (zero return).

If the Reference Return is less than the Buffer Value, you will receive a cash payment on the maturity date, per $1,000 principal amount of securities, calculated as follows:
$1,000 + [$1,000 × (Reference Return + 10%)]
Under these circumstances, you will lose 1% of the principal amount of your securities for each percentage point that the Reference Return is below the Buffer Value.  For example, because the Buffer Value protects the first 10% of loss, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the principal amount.  You should be aware that if the Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level Initial Level
Initial Level:	The Official Closing Level of the Dow Jones Industrial AverageSM as determined by the calculation agent on the Pricing Date.
Final Level:	The Official Closing Level of the Dow Jones Industrial AverageSM as determined by the calculation agent on the Final Valuation Date.
Official Closing Level:	The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent and displayed on Bloomberg Professional® service page “INDU <Index>”.
CUSIP/ISIN:	4042K0ZQ1 /
Underwriting Discounts and Commissions per Security / Total:
HSBC or one of its affiliates may pay discounts and commissions of that will vary between $0.00 and $30.00 for each $1,000 principal amount of securities and will be determined on the Pricing Date. HSBC or one of its affiliates will give an additional discount or commission up to $16.00 for each $1,000 principal amount of securities, to be determined on the Pricing Date, to certain registered broker dealers, or their affiliates, in each case for each $1,000 principal amount of securities sold through such broker dealer.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-11 of this free writing prospectus.

Proceeds to HSBC USA Inc. per Security / Total:	The proceeds to us will be determined on the Pricing Date and will depend on the underwriting discounts and commissions and the additional fees we will pay.
Form of securities:	Book-Entry.
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.
† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.
Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-4 of this document, page PS-4 of the accompanying product supplement and page S-3 of the accompanying prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this free writing prospectus, or the accompanying product supplement, prospectus supplement and prospectus, is truthful or complete.  Any representation to the contrary is a criminal offense.
We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  We may use this free writing prospectus in the initial sale of securities.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement related to this free writing prospectus in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement related to this free writing prospectus is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-11 of this free writing prospectus.

October 8, 2009

GENERAL

This free writing prospectus relates to one security offering linked to the Reference Asset identified on the cover page.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference asset.   HSBC reserves the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, and the product supplement dated April 9, 2009.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Uncapped Market Participation Securities.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-4 of this free writing prospectus, page PS-4 of the product supplement and page S-3 of the prospectus supplement, as the securities involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.  As used herein, references to the “Issuer,” “HSBC,” “we,” “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement at http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

•	the prospectus supplement at http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

•	the prospectus at http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

This free writing prospectus is being used to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which your offer is accepted by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

Payment at Maturity

On the maturity date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the maturity date, per $1,000 principal amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

 If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 principal amount of securities (zero return).

If the Reference Return is less than the Buffer Value, you will receive a cash payment on the maturity date, per $1,000 principal amount of securities, calculated as follows:

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$1,000 + [$1,000 × (Reference Return + 10%)]

Under these circumstances, you will lose 1% of the principal amount of your securities for each percentage point that the Reference Return is below the Buffer Value.  For example, because the Buffer Value protects the first 10% of loss, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the principal amount.  You should be aware that if the Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Interest

The securities will not pay periodic interest.

Calculation Agent

HSBC or one of its affiliates will act as calculation agent with respect to the securities.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture will have substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

The Dow Jones & Company, Inc. is the reference sponsor.

INVESTOR SUITABILITY
The securities may be suitable for you if:
♦    You seek an investment with a return linked to the potential positive performance of the Reference Asset, as modified by the Upside Participation Rate indicated herein (the actual Upside Participation Rate will be determined on the Pricing Date), and you believe the level of the Reference Asset will increase over the term of the securities.
♦    You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is less than -10%.
♦    You are willing to forego dividends or other distributions paid to holders of stocks comprising the Reference Asset.
♦    You do not seek current income from this investment.
♦    You do not seek an investment for which there is an active secondary market.
♦    You are willing to hold the securities to maturity.
♦    You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:
♦    You believe the Reference Return will be negative on the Final Valuation Date or that the Reference Return will not be sufficiently positive to provide you with your desired return.
♦    You believe the level of the Reference Asset will decrease over the term of the securities.
♦    You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below -10%.
♦    You seek an investment that is 100% principal protected.
♦    You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities issued by HSBC or another issuer with a similar credit rating.
♦    You prefer to receive the dividends or other distributions paid on any stocks included in the Reference Asset.
♦    You seek current income from your investment.
♦    You seek an investment for which there will be an active secondary market.
♦    You are unable or unwilling to hold the securities to maturity.
♦    You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page PS-4 of the accompanying product supplement.  Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying product supplement, prospectus supplement and prospectus.

As you review “Risk Factors” in the accompanying prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances” and

•	“—Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset.”

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your Investment in the Securities May Result in a Loss.

You will be exposed to the decline in the Final Level from the Initial Level beyond the Buffer Value of -10%.  Accordingly, if the Reference Return is less than -10%, your payment at maturity will be less than the principal amount of your securities.  YOU MAY LOSE UP TO 90% OF YOUR INVESTMENT AT MATURITY IF THE REFERENCE RETURN IS BETWEEN -10% AND -100%.

Credit Risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The Securities Will Not Bear Interest.

As a holder of the securities, you will not receive periodic interest payments.

The Upside Participation Rate May be 100% and in Such a Case the Securities Will Not Provide the Opportunity to Enhance Returns.

The return you receive on the securities will be impacted by the Upside Participation Rate, which will be set on the Pricing Date and will be equal to a percentage between 100% to 110% inclusive.  If the Upside Participation Rate is greater than 100%, the securities will provide the opportunity to enhance returns by multiplying a positive Reference Return, if any, by the Upside Participation Rate.  If, however, the Upside Participation Rate is equal to 100%, the securities will not provide the opportunity to enhance returns.  Because the securities are senior unsecured obligations of HSBC, payment of any amount at maturity is subject to HSBC’s ability to pay its obligations as they become due.

Changes that Affect the Reference Asset Will Affect the Market Value of the Securities and the Amount You Will Receive at Maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset.  The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset.  Any such actions could affect the value of the securities.

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Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

The Securities are Not Insured by Any Governmental Agency of the United States or Any Other Jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the securities. This debt is not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

Certain Built-In Costs are Likely to Adversely Affect the Value of the Securities Prior to Maturity.

While the payment at maturity described in this free writing prospectus is based on the full principal amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

Lack of Liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential Conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain Tax Treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” below, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level.  We cannot predict the Final Level of the Reference Asset on the Final Valuation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the illustrations below is not the actual Initial Level of the Reference Asset.  You should not take these examples as an indication or assurance of the expected performance of the Reference Asset. With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the examples below have been rounded for ease of analysis.

The table below illustrates the payment at maturity on a $1,000 investment in securities for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis. You should not take the below illustration as an indication or assurance of the expected performance of the Reference Asset or return of the securities.

The following table and examples assume the following:

•	Principal Amount:	$1,000
•	Hypothetical Upside Participation Rate:	105.00%* (The midpoint of the range of 100.00% to 110.00%)
•	Buffer Value:	-10%
•	Hypothetical Initial Level:	9,600.00*

* The actual Initial Level and the actual Upside Participation Rate will be determined on the Pricing Date.

The securities are intended to be long term investments and, as such, should be held to maturity. They are not intended to be short-term trading instruments. The price at which you will be able to sell your securities prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the level of the Reference Asset has appreciated since the Pricing Date of the securities. The potential returns described here assume that your securities are held to maturity.
Hypothetical Final level	Hypothetical Reference Return	Hypothetical Total Return on the Notes
19,200.00	100.00%	105.00%
17,280.00	80.00%	84.00%
16,320.00	70.00%	73.50%
15,360.00	60.00%	63.00%
14,400.00	50.00%	52.50%
13,440.00	40.00%	42.00%
12,480.00	30.00%	31.50%
11,520.00	20.00%	21.00%
11,040.00	15.00%	15.75%
10,560.00	10.00%	10.50%
10,080.00	5.00%	5.25%
9,792.00	2.00%	2.10%
9,600.00	0.00%	0.00%
9,408.00	-2.00%	0.00%
9,120.00	-5.00%	0.00%
8,640.00	-10.00%	0.00%
8,160.00	-15.00%	-5.00%
7,680.00	-20.00%	-10.00%
6,720.00	-30.00%	-20.00%
5,760.00	-40.00%	-30.00%
4,800.00	-50.00%	-40.00%
3,840.00	-60.00%	-50.00%
2,880.00	-70.00%	-60.00%
1,920.00	-80.00%	-70.00%
960.00	-90.00%	-80.00%
0.00	-100.00%	-90.00%

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The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1:  The level of the Reference Asset increases from the Initial Level of 9,600 to a Final Level of 10,080.

Reference Asset
Initial level	9,600
Final level	10,080
Reference Return	5.00%
Final Settlement Value:	$1,052.50

Here, the Reference Return is 5.00%.  Because the Reference Return is positive, the Final Settlement Value would be $1,100.00 per $1,000 principal amount of securities calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)
= $1,000 + ($1,000 × 5.00% × 105.00%)
= $1,052.50

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by the Upside Participation Rate when the Reference Return is positive.

Example 2:  The level of the Reference Asset decreases from the Initial Level of 9,600 to a Final Level of 9,120.

Reference Asset
Initial level	9,600
Final level	9,120
Reference Return	-5.00%
Final Settlement Value:	$1,000.00

Here, the Reference Return is -5.00%. Because the Reference Return is negative but greater than or equal to the Buffer Value, the Final Settlement Value would be $1,000.00 per $1,000 principal amount of securities (a zero return).

Example 2 shows that you will receive the return of your principal investment where the level of the Reference Asset declines by no more than 10% over the term of the securities.  Nonetheless, the receipt of only the principal amount at maturity may be less than the return that you would have received from a conventional debt security.

Example 3:  The level of the Reference Asset decreases from the Initial Level of 9,600 to a Final Level of 6,720.

Reference Asset
Initial level	9,600
Final level	6,720
Reference Return	-30.00%
Final Settlement Value:	$800.00

Here, the Reference Return is -30.00%.  Because the Reference Return is less than the Buffer Value of -10%, the Final Settlement Value would be $800.00 per $1,000 principal amount of securities calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)]
= $1,000 + [$1,000 × (-30.00% + 10%)]
= $800.00

Example 3 shows that you are exposed on a 1-to-1 basis to declines in the value of the Reference Asset beyond the Buffer Amount of -10%.  YOU MAY LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

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DESCRIPTION OF THE REFERENCE ASSET
General

This free writing prospectus is not an offer to sell and it is not an offer to buy interests in the Reference Asset or any of the securities comprising the Reference Asset.  All disclosures contained in this free writing prospectus regarding the Reference Asset, including its make-up, performance, method of calculation and changes in its components, where applicable, are derived from publicly available information. Neither HSBC nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Reference Asset or any constituent included in the Reference Asset contained in this free writing prospectus.  You should make your own investigation into the Reference Asset.

The Dow Jones Industrial AverageSM

We have derived all information relating to the Dow Jones Industrial AverageSM (the “Reference Asset”), including, without limitation, its make-up, performance, method of calculation and changes in its components, from publicly available sources. That information reflects the policies of and is subject to change by, Dow Jones & Company, Inc. (“Dow Jones”).  Dow Jones is under no obligation to continue to publish, and may discontinue or suspend the publication of the Reference Asset at any time.

Dow Jones publishes the Reference Asset.

The Reference Asset is a price-weighted index, rather than capitalization weighted.  The Reference Asset is compromised of 30 blue-chip stocks that are generally the leaders in their industry.  As of August 31, 2009, 27 companies, or 90.00% of the Reference Asset, traded on the New York Stock Exchange and 3 companies, or 10.00% of the Reference Asset, traded on The NASDAQ Stock Market.  The Reference Asset is intended to be a measure of the entire U.S. market, except the transportation and utilities industries, covering a diverse set of industries such as financial services, technology, retail, entertainment and consumer goods.

According to Dow Jones, the composition of the Reference Asset is determined at the discretion of the editors of The Wall Street Journal.  There are no pre-determined criteria except that components should be established U.S. companies that are leaders in their respective industries. In selecting a company’s stock to be included in the Reference Asset, the editors look for a leading industrial company with a successful history of growth and a wide interest among investors. The inclusion of any particular company in the Reference Asset does not constitute a prediction as to the company’s future results of operations or stock market performance.  For the sake of continuity, changes to the composition of the Reference Asset are rare, and generally occur only after corporate acquisitions or other dramatic shifts in a component's core business. When such an event necessitates that one component be replaced, the entire Reference Asset is reviewed by the editors of The Wall Street Journal. As a result, multiple component changes are often implemented simultaneously.

Changes in the Reference Asset are reported daily in the financial pages of many major newspapers, on Bloomberg Professional® service page “INDU <INDEX>”.  Information contained in the Dow Jones website is not incorporated by reference in, and should not be considered a part of, this free writing prospectus.  The Reference Asset does not reflect the payment of dividends on the stocks included in the Reference Asset.

Computation of the Reference Asset

The Reference Asset is a price-weighted index rather than market capitalization-weighted index.  In essence, the Reference Asset consists of one share of each of the 30 stocks included in the Reference Asset.  Thus, the weightings of the components of the Reference Asset are affected only by changes in their prices, while the weightings of stocks in other indices are affected by price changes and changes in shares outstanding.

The Reference Asset is calculated by adding up the prices of the 30 constituent stocks and dividing the total by a divisor.  The divisor is adjusted to ensure the continuity of the Reference Asset.  The divisor is now an arbitrary number that reflects adjustments over time resulting from spin-offs, stock splits, stock dividends and other corporate actions, as well as additions to and deletions from the Reference Asset.  Accordingly, the divisor is no longer equal

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to the number of components in the Reference Asset.  The divisor value of the Reference Asset as of September 14, 2009 is 0.132319125.

The formula for calculating a divisor change is as follows:

D t+1 =D t * Σ C a t / Σ C t
Where:

Dt+1 is the divisor to be effective on trading session t+1
Dt is the divisor on trading session t
Ca t is the components’ adjusted closing prices for stock dividends, splits, spin-offs and other applicable corporate actions on trading session t
Ct is the components’ closing prices on trading session t

While Dow Jones currently employs the above methodology to calculate the Reference Asset, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the performance of the Reference Asset.

License Agreement with Dow Jones:

We have entered into a nonexclusive license agreement providing for the license to us, in exchange for a fee, of the right to use indices owned and published by Dow Jones in connection with certain securities and certificates of deposit, including the securities.

The securities are not sponsored, endorsed, sold or promoted by Dow Jones.  Dow Jones makes no representation or warranty, express or implied, to the holders of the securities  or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Dow Jones Industrial AverageSM to track general stock market performance.  Dow Jones’s only relationship to HSBC (other than transactions entered into in the ordinary course of business) is the licensing of certain service marks and trade names of Dow Jones and of the Dow Jones Industrial AverageSM which is determined, composed and calculated by Dow Jones  without regard to HSBC or the securities.  Dow Jones has no obligation to take the needs of HSBC or the holders of the securities into consideration in determining, composing or calculating the Dow Jones Industrial AverageSM.  Dow Jones is not responsible for and has not participated in the determination of the timing of the sale of the securities, prices at which the securities are to initially be sold, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

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Historical Performance of Reference Asset

The following graph sets forth the historical performance of the Reference Asset based on the historical closing levels from January 2, 2003 through September 30, 2009.  The closing level for the Reference Asset on September 30, 2009 was 9,712.28. We obtained the closing levels below from Bloomberg Professional® Service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® Service.

The historical levels of the Reference Asset should not be taken as an indication of future performance, and no assurance can be given as to the closing level on the Final Valuation Date. We cannot give you assurance that the performance of the Reference Asset will result in any return of any of your initial investment in excess of $100 per $1,000 principal amount of securities.

ADDITIONAL TERMS RELATING TO THE SECURITIES

Notwithstanding the definition of market disruption event in the accompanying product supplement, “market disruption event” means, with respect to an index, any scheduled trading day on which any relevant exchange or related exchange fails to open for trading during its regular trading session or on which any of the following events has occurred and is continuing which the calculation agent determines is material:

(i)           Any suspension of or limitation imposed on trading by any relevant exchanges or related exchanges or otherwise, (A) relating to any component security included in the reference asset then constituting 20% or more of the level of such reference asset or (B) in futures or options contracts relating to the reference asset on any related exchange; or

(ii)           Any event (other than any event described in (iii) below) that disrupts or impairs the ability of market participants in general (A) to effect transactions in, or obtain market values for any component security included in the reference asset then constituting 20% or more of the level of such reference asset or (B) to effect transactions in, or obtain market values for, futures or options contracts relating to the reference asset on any relevant related exchange; or

(iii)           The closure on any scheduled trading day of any relevant exchange or related exchange prior to its scheduled closing time (unless the earlier closing time is announced by the relevant exchange or related exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the exchange and (ii) the submission deadline for orders to be entered into the relevant exchange or related exchange for execution at the close of trading on that day).

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker dealers or will offer the securities directly to investors.  Such registered broker dealers will, and HSBC Securities (USA) Inc., for any securities it sells directly to investors will, receive a fee that will not exceed $30.00 for each $1,000 principal amount of securities.  HSBC or one of its affiliates will give an additional discount or commission up to $16.00 for each $1,000 principal amount of securities, to be determined on the Pricing Date, to certain registered broker dealers, or their affiliates, in each case, for each $1,000 principal amount of securities sold through such broker dealer.  An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain, as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, the securities should be treated as pre-paid forward or other executory contracts with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the securities as pre-paid forward or other executory contracts with respect to the Reference Asset.  Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.  For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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You should only rely on the information contained in this free writing prospectus, the accompanying prospectus supplement, product supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying prospectus supplement, product supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, the accompanying prospectus supplement, product supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.
		HSBC USA Inc. $ Uncapped Market Participation Securities Linked to the Dow Jones Industrial AverageSM October 8, 2009 FREE WRITING PROSPECTUS
TABLE OF CONTENTS
Free Writing Prospectus
General	2
Investor Suitability	3
Risk Factors	4
Illustrative Examples	6
Description of the Reference Asset	8
Additional Terms Relating to the Securities	10
Supplemental Plan of Distribution (Conflicts of Interest)	11
Certain U.S. Federal Income Tax Considerations	11
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations
Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59

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